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                                                                    Exhibit 3.2


                                     BY-LAWS

                                       OF

                                   AMTROL, Inc.


                                    ARTICLE I

                                     OFFICES

          SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place within or without the State of Rhode Island as may be determined by the Board of Directors of the Corporation (the "Board") from time to time.

          SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Rhode Island, as the Board may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          SECTION 1. PLACE OF MEETINGS. All meetings of holders of shares of capital stock of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Rhode Island, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 2. ANNUAL MEETINGS. An annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at a date, time and place fixed by the Board and stated in the notice of meeting. If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of shareholders as soon as practicable for the election of directors. Failure to hold the Annual Meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such shareholder request shall state the purpose of the proposed meeting.



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          SECTION 4.  NOTICE OF MEETINGS.  Except as otherwise may be required by law, notice of each meeting of shareholders shall be in writing, shall state the place, date and hour of the meeting and, in the case of a special meeting, shall state the purpose or purposes of the meeting and indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy of such notice shall be delivered or sent by mail, not less than 10 or more than 60 days before the date of said meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be directed to such shareholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

          SECTION 5. QUORUM. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law or the Corporation's Certificate of Incorporation. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

          SECTION 6. VOTING. Except as otherwise provided in the Articles of Incorporation, at each meeting of shareholders, every shareholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of shareholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of shareholders, all matters (except in cases where a larger vote is required by law or by the Articles of Incorporation of the Corporation or these By-laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.



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                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 1. POWERS. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.

          SECTION 2. NUMBER, ELECTION AND TERMS. The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The first Board of Directors shall consist of one Director. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the shareholders. Directors shall be elected by the shareholders at each annual meeting of shareholders. Each director shall hold office until the next annual election of directors and until his or her successor shall have been duly elected and qualified, or until the death, resignation or removal of such directors in the manner herein provided. No director need be a shareholder.

          SECTION 3. ELECTION OF DIRECTORS. Subject to any provisions in the Articles of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

          SECTION 4. PLACE OF MEETINGS. Meetings of the Board shall be held at the Corporation's office in the State of Rhode Island or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

          SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-laws.

          SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or President and shall be called by the Secretary at the request of any two of the other directors.



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          SECTION 7.  NOTICE OF MEETINGS.  Notice of each special meeting of the
Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on 24 hours' notice.

          SECTION 8. QUORUM AND MANNER OF ACTING. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law or these By-laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

          SECTION 9. RESIGNATION. Any director may resign at any time by giving written notice to the Corporation; PROVIDED, HOWEVER, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 10. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

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                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

          SECTION 1. APPOINTMENT AND POWERS OF EXECUTIVE COMMITTEE. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine. Except as provided by Rhode Island law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the President or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

          SECTION 2. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

          SECTION 3. CHANGES IN COMMITTEES; RESIGNATIONS; REMOVALS. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. The Chairman of the Board may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting. Any member of any such committee may resign at any time by giving notice to the Corporation; PROVIDED, HOWEVER, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified

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therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.


                                    ARTICLE V

                                    OFFICERS

          SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including a Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

          SECTION 2. ELECTION, QUALIFICATIONS AND TERM OF OFFICE. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer.

          SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Corporation; PROVIDED, HOWEVER, that notice to the Board, Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4. REMOVAL. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 5. VACANCIES. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

          SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board and, if present, at all meetings of the shareholders. He shall perform the duties incident to the office of the Chairman of the

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Board and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

          SECTION 7. VICE CHAIRMAN OF THE BOARD. Subject to the Chairman of the Board of Directors, the Executive Committee and the Board of Directors itself, the Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors in the Chairman's absence, and shall, in general, during the Chairman's absence perform all duties incident to the office of Chairman of the Board. The Vice Chairman of the Board have such other duties as may be assigned to him by the Board of Directors or the Executive Committee.

          SECTION 8. PRESIDENT. The President shall have, under the control of the Board, active management of the operations, business and affairs of the Corporation. In addition, he shall have such other powers and perform such duties as provided in these By-laws or as the Board of Directors, the Chairman, or in the absence of the Chairman, the Vice Chairman, may assign to him. He shall at all times see that all resolutions or determinations of the Board are carried into effect. He may from time to time appoint, remove or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation), and have such advisory duties, as he shall determine. He shall perform the duties incident to the office of the President and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board. In the event that there is a vacancy in the position of President, which shall not have been filled as provided in the By-laws, the Board of Directors may designate one or more of the principal officers of the Corporation to perform such duties as may be required of the President by the By-laws or by law. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and all meetings of the shareholders.

          SECTION 9. EXECUTIVE VICE-PRESIDENT AND VICE PRESIDENT. There may be one or more Executive Vice-Presidents and as many Vice-Presidents as the Board of Directors or the Executive Committee may elect or appoint. Any Executive Vice-President and each Vice-President shall have such power and perform such duties as the Board of Directors of the Executive Committee may prescribe or as the President may delegate to him.

          SECTION 10. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated pursuant to these By-laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any

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source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer. He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Treasurer reports.

          SECTION 11. SECRETARY. The Secretary shall, if present, act as secretary of, and keep the minutes of, all meetings of the Board, the Executive Committee and other committees of the Board and the shareholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Secretary reports.

          SECTION 12. BONDS OF OFFICERS. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

          SECTION 13. COMPENSATION. The salaries of the officers shall be fixed from time to time by the Board; PROVIDED, HOWEVER, that the President may fix or delegate to others the authority to fix the salaries of any agents appointed by the President. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

          SECTION 14. OFFICERS OF OPERATING COMPANIES OR DIVISIONS. The President shall have the power to appoint, remove, and prescribe the terms of office, responsibilities, duties and salaries of, the officers of the operating companies or divisions, other than those who are officers of the Corporation.


                                   ARTICLE VI

                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

          SECTION 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement

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                                                                          9


or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

          SECTION 2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

          SECTION 3. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

          SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.


                                   ARTICLE VII

                                  CAPITAL STOCK

          SECTION 1. STOCK CERTIFICATES. Each shareholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such shareholder. In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          SECTION 2. LISTS OF SHAREHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger

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of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares of capital stock registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any shareholder of the Corporation who is present.

          SECTION 3. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

          SECTION 4. TRANSFERS OF CAPITAL STOCK. Transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

          SECTION 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 6. FIXING OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends or other

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                                                                           11


distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 7. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII

                                   FISCAL YEAR

          The Corporation's fiscal year shall be determined by the Board of Directors.


                                   ARTICLE IX

                                      SEAL

          The Corporation's seal shall be circular in form and shall include the words "AMTROL, Inc., Rhode Island, 1973, Corporate Seal."


                                    ARTICLE X

                                WAIVER OF NOTICE

          Whenever any notice is required by law, the Articles of Incorporation or these By-Laws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be

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                                                                          12


transacted at, nor the purpose of, any meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          SECTION 1. RIGHT TO INDEMNIFICATION. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Rhode Island Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Rhode Island Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer,

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to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under SECTION I is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Rhode Island Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Rhode Island Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

          SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Rhode Island Business Corporation Act.

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                                                                           14

                                   ARTICLE XII

                                   AMENDMENTS

          These By-laws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the shareholders. Notwithstanding the preceding sentence, the affirmative vote of holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with,
Section 3 of Article II of these By-laws, Section 2 or Section 10 of Article III of these By-laws, or this sentence.